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                                                                    EXHIBIT 10.5

                                  APPLIX, INC.

                         1996 DIRECTOR STOCK OPTION PLAN

                     (As amended through December 18, 1998)

1.   PURPOSE.

     The purpose of this 1996 Director Stock Option Plan (the "Plan") of Applix, Inc. (the "Company") is to encourage stock ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future success and to provide them with a further incentive to remain as directors of the Company.

2.   ADMINISTRATION.

     The Board of Directors shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the options to be granted shall be automatic in accordance with Section 5. However, all questions concerning interpretation of the Plan or any options granted under it shall be resolved by the Board of Directors and such resolution shall be final and binding upon all persons having an interest in the Plan.

3.   PARTICIPATION IN THE PLAN.

     Directors of the Company who are not full-time employees of the Company or any subsidiary of the Company ("Outside Directors") shall be eligible to receive options under the Plan.

4.   STOCK SUBJECT TO THE PLAN.

     (a) The maximum number of shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), which may be issued under the Plan shall be 50,000 shares, subject to adjustment as provided in Section 7.

     (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares covered by the unexercised portion of such option shall again become available for issuance pursuant to the Plan.

     (c) All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").


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     (d) Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.   TERMS, CONDITIONS AND FORM OF OPTIONS.

     Each option granted under the Plan shall be evidenced by a written agreement in such form as the Senior Vice President, Finance and Administration shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

     (a) OPTION GRANT DATES AND SHARES SUBJECT TO OPTION. Options will be granted under the Plan as follows:

          (i) INITIAL GRANTS TO CURRENT OUTSIDE DIRECTORS. An option to purchase 2,500 shares of Common Stock shall be granted automatically on the date of the approval of the Plan by the stockholders of the Company to each person then serving as an Outside Director at the close of business on such date.

          (ii) INITIAL GRANTS TO FUTURE OUTSIDE DIRECTORS. An option to purchase 5,000 shares of Common Stock shall be granted automatically to each Outside Director first elected to the Board of Directors after the date of the approval of the Plan by the stockholders of the Company, upon the date of his or her initial election to the Board of Directors.

          (iii) ANNUAL GRANTS TO OUTSIDE DIRECTORS. An option to purchase 2,500 shares of Common Stock shall be granted automatically to each person serving as an Outside Director on the close of business on January 1 of each year.

     (b) OPTION EXERCISE PRICE. The option exercise price per share for each option granted under the Plan shall be equal to the fair market value per share of Common Stock on the date of grant, which shall be determined as follows: (i) if the Common Stock is listed on the Nasdaq National Market or another nationally recognized exchange or trading system as of the date on which a determination of fair market value is to be made, the fair market value per share shall be deemed to be the last reported sale price per share of Common Stock thereon on such date (or, if no such price is reported on such date, such price on the nearest preceding date on which such a price is reported); and (ii) if the Common Stock is not listed on the Nasdaq National Market or another nationally recognized exchange or trading system as of the date on which a determination of fair market value is to be made, the fair market value per share shall be equal to the earnings per share of the Company in the most recently completed fiscal year (as publicly reported by the Company) multiplied by 15.


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(c) OPTIONS NON-TRANSFERABLE. Unless otherwise provided in the agreement granting an option pursuant to this Plan, each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code), and shall be exercised during the lifetime of the optionee only by the optionee or his or her legal representative. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

     (d) VESTING PERIOD.

          (i) GENERAL. Each option granted under the Plan shall become exercisable in full on the first anniversary of the date of grant, provided the optionee is serving as a director of the Company on such date.

          (ii) ACCELERATION UPON CHANGE IN CONTROL. Notwithstanding the foregoing, each outstanding option granted under the Plan shall immediately become exercisable in full in the event a Change in Control (as defined in Section 8) of the Company occurs.

     (e) TERMINATION. Each option shall terminate, and may no longer be exercised, on the earlier of the (i) the date seven years after the date of grant or (ii) the date 90 days after the optionee ceases to serve as a director of the Company for any reason, whether by death, resignation, removal or otherwise.

     (f) EXERCISE PROCEDURE. Options may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash or by certified or bank check of the full consideration for the shares as to which they are exercised or (ii) an irrevocable undertaking, in form and substance satisfactory to the Company, by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (iii) delivery of irrevocable instructions, in form and substance satisfactory to the Company, to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

     (g) EXERCISE BY REPRESENTATIVE FOLLOWING DEATH OF DIRECTOR. An optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the optionee's death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

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6.   LIMITATION OF RIGHTS.

     (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the optionee shall be entitled to continue as a director for any period of time.

     (b) NO STOCKHOLDER RIGHTS FOR OPTIONS. An optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 7) for which the record date is prior to the date such certificate is issued. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend, and the distribution date (i.e., the date on which the closing market price of the Common Stock on a stock exchange or trading system is adjusted to reflect the split) is subsequent to the record date for such stock dividend, an optionee who exercises an option between the close of business on such record date and the close of business on such distribution date shall be entitled to receive the stock dividend with respect to the shares of Common Stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on such record date.

     (c) COMPLIANCE WITH SECURITIES LAWS. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition to, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors.

7.   ADJUSTMENT PROVISIONS FOR MERGERS, RECAPITALIZATIONS AND RELATED
     TRANSACTIONS.

     If, through or as a result of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are exchanged for a different number or kind of securities of the Company or of another entity, or (ii) additional shares or new or different shares or other securities of the Company or of another entity are distributed with respect to such shares of Common Stock, the Board of Directors shall make an appropriate and proportionate adjustment in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the

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number and kind of shares or other securities subject to then outstanding options under the Plan, and/or (z) the price for each share subject to any then outstanding options under the Plan (without changing the aggregate purchase price for such options), to the end that each option shall be exercisable, for the same aggregate exercise price, for such securities as such optionholder would have held immediately following such event if he or she had exercised such option immediately prior to such event. No fractional shares will be issued under the Plan on account of any such adjustments.

8.   CHANGE IN CONTROL.

     For purposes of the Plan, a "Change in Control" shall be deemed to have occurred only if any of the following events occurs: (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or (iv) individuals who, on the date on which the Plan was adopted by the Board of Directors, constituted the Board of Directors of the Company, together with any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors on the date on which the Plan was adopted by the Board of Directors or whose election or nomination was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors.

9.   MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS.

     The Board of Directors shall have the power to modify or amend outstanding options; provided, however, that no modification or amendment may (i) have the effect of altering or impairing any rights or obligations of any option previously

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granted without the consent of the optionee, or (ii) modify the number of shares of Common Stock subject to the option (except as provided in Section 7).

10.  TERMINATION AND AMENDMENT OF THE PLAN.

     The Board of Directors may suspend, terminate or discontinue the Plan or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company, no amendment may increase the number of shares subject to the Plan (except as provided in Section 7).

11. NOTICE.

     Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

12. GOVERNING LAW.

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the Commonwealth of Massachusetts.

13. STOCKHOLDER APPROVAL.

     The Plan is conditional upon stockholder approval of the Plan within one year from its date of adoption by the Board of Directors, and no option may be granted under the Plan until such stockholder approval is obtained.

                                       As adopted by the Board of Directors
                                       on March 19, 1996 and approved by the
                                       shareholders on May 10, 1996, and as
                                       amended by the Board of Directors on
                                       October 21, 1996 and December 18, 1998.









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